SECURITY AGREEMENT

         SECURITY AGREEMENT (this "Agreement") dated _______, 2003, made by TEGAL CORPORATION, a Delaware corporation, and the other Grantors listed on the signature pages hereto, each with its principal offices as set forth on the signature pages hereto (the "Grantors"), and ORIN HIRSCHMAN, having an office at 1231 East 10th Street, Brooklyn, New York 11230 ("Secured Party"), as agent for the Holders (the "Holders") of the Debentures (as defined herein).

                             PRELIMINARY STATEMENT:

         Tegal Corporation has issued to the Holders certain convertible debentures dated as of the date hereof (together with any other convertible debentures issued after the date hereof as contemplated in such convertible debentures, collectively, the "Debentures"). The parties hereto desire to provide security for the obligations of Tegal Corporation to the Holders under the Debentures.

         NOW, THEREFORE, in consideration of the premises, and in order to induce the Holders to purchase the Debentures, the parties hereby agree as follows:

         Section 1. GRANT OF SECURITY. Each Grantor hereby grants to Secured Party, for its benefit and for the ratable benefit of each Holder, a continuing security interest in all of such Grantor's right, title and interest in and to the following, whether now owned or hereafter acquired and wherever located (collectively, the "Collateral"):

                  (1)  any   and   all   copyrights   (whether   registered   or
unregistered), copyright rights, copyright applications, copyright registrations, including, without limitation, the registered copyrights and copyright applications shown in the attached EXHIBIT A, and all mask works, mask work applications and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (collectively the "Copyrights");

                  (2) any and all trade secrets, know-how, customer lists, franchise, systems, inventions, designs, blueprints, engineering drawings, proprietary products, technology, proprietary rights and any and all intellectual property rights in computer software, computer programs and computer software products, including, without limitation, source code on any proprietary or licensed software (collectively, the "Trade Secrets");

                  (3) any and all  patents and patent  applications,  including, without limitation, the patents and patent applications shown in the attached EXHIBIT A, and all registrations, applications and recordings thereof, including, without limitation, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and all applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, or any State thereof, or any foreign country (collectively, the "Patents");

                  (4) any and all trademarks (whether registered or unregistered) and trademark applications, including, without limitation, the registered trademarks and pending applications shown in the attached EXHIBIT A, trade names, fictitious business names, service marks (whether registered or unregistered), service mark applications and all registrations, applications, and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any foreign country, together in each case with the goodwill of the business asociated with such trademarks, provided, however, that the Collateral shall not include any application to register a trademark or servicemark prior to the filing of a verified statement of use with respect thereto (collectively, the "Trademarks");

                  (5) any and all license agreements with respect to any Copyright, Patent or Trademark (collectively, the "Licenses"); and

                  (6) All products and proceeds of any and all of the foregoing.

         Section 2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment and performance when due of all obligations of each Grantor now or hereafter existing under this Agreement, the Debentures, and, if applicable, such Grantor's Subsidiary Guaranty (as defined in the Debentures) whether for principal, interest, fees, expenses, or otherwise (all such obligations of each Grantor being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by any Grantor to the Holders under the Debentures or the Subsidiary Guaranty but for the fact that they are unenforceable or not allowable owing to the existence of bankruptcy, reorganization, or similar proceedings involving the Grantor.

         Section 3. GRANTORS REMAINS LIABLE. Anything herein to the contrary notwithstanding, the exercise by the Holders or Secured Party of any rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

         Section 4.  COLLATERAL ASSIGNMENT OF COLLATERAL.

                  (1) Concurrently and in connection with the security interest in the Collateral granted by the Grantors to Secured Party (for itself and as agent for the Holders), each Grantor also assigns and conveys to Secured Party all of such Grantor's right, title and interest in, to and under the Collateral, PROVIDED, HOWEVER, that Secured Party (for itself and as agent for the Holders) and each Grantor acknowledge and agree that the interest in the Collateral being assigned hereby shall not be construed as a current assignment, but as a collateral assignment only, in order to secure the Grantors' Obligations.

                  (2) The assignment and security interest granted hereby (the "Assignment") constitutes a valid security interest in and lien on all of the Collateral subject to no equal or prior lien other than the lien in favor of California Trade and Commerce Agency on the Collateral of Sputtered Films, Inc. (the "Prior Lien")or any subordinate lien other than the lien in favor of Silicon Valley Bank (the "Subordinate Lienholder") with respect to the obligations relating to that certain Loan and Security Agreement dated June 26, 2002 (such lien, the "Subordinate Lien").

                  (3) Each Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record the Agreement. Without limitation on any other representation or warranty of the Grantors set forth in this Agreement, each Grantor represents, warrants, covenants and agrees as follows:

                           (a)  Performance of this Assignment does not conflict
with or result in a breach of any agreement to which such Grantor is party or by which such Grantor is bound, except to the extent that certain intellectual property agreements (the "Limited Agreements") by their terms prohibit the assignment of the rights thereunder to a third party without the licensor's or other party's consent and this Assignment constitutes an assignment, provided that Grantor further represents and warrants that the Limited Agreements do not include any Licenses the loss of which could materially adversely affect the business, operations, results of operations or prospects of the Grantors;

                           (b) During the term of this  Agreement,  such Grantor
will not transfer or otherwise encumber any interest in the Collateral, except for (I) licenses granted by such Grantor in the ordinary course of business or as set forth in this Agreement, (II) the Prior Lien, and (III) the Subordinate Lien in favor of the Subordinate Lienholder, which lien shall be subordinate to the lien hereof at all times pursuant to the terms of that certain Subordination Agreement, dated as of the date hereof, among Secured Party, Subordinate Lienholder and the Grantors in the form attached hereto as EXHIBIT B (as amended or otherwise modified from time to time in accordance with the terms thereof, the "Lien Subordination Agreement");

                           (c) Such Grantor  shall use  commercially  reasonable
efforts to: (i) protect, defend and maintain the validity and enforceability of the Collateral, (ii) promptly advise Secured Party in writing of material infringements detected; and (iii) not allow any of the Collateral to be abandoned, forfeited or dedicated to the public without the written consent of the Secured Party, which shall not be unreasonably withheld, unless such Grantor determines that reasonable business practices suggest that abandonment is appropriate.

                           (d)  Such  Grantor  shall  register  as such  Grantor
ordinarily would in the ordinary course of business the most recent version of any of such Grantor's Copyrights, if not so already registered, and shall, from time to time, execute and file such other instruments, and take such further actions as Secured Party may reasonably request from time to time to perfect or continue the perfection of the Secured Party' interest in the Collateral;

                           (e) Upon making  appropriate  filings with the United
States Patent and Trademark Office, the Registrar of Copyrights and the Delaware Secretary of State, this Assignment creates in favor of the Secured Party a valid and perfected security interest in the Collateral in the United States, securing the payment and performance of the Obligations evidenced by the Debentures.

                           (f) Such Grantor  shall not enter into any  agreement
that would materially impair or conflict with such Grantor's obligations hereunder without the Secured Party's prior written consent, which consent shall not be unreasonably withheld. Such Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in such Grantor's rights and interests in any property included within the definition of the Collateral acquired under such contracts. Without limitation on the foregoing, such Grantor shall not grant any license or similar right to any of the Collateral other than on an arms length basis on terms no worse than the fair market value of such license or similar right.

                           (g)  Upon  any  executive  officer  of  such  Grantor
obtaining actual knowledge thereof,
such Grantor will promptly notify the Secured Party in writing of any event that materially adversely affects the value of any Collateral, the ability of such Grantor to dispose of any Collateral or the rights and remedies of the Secured Party in relation thereto, including the levy of any legal process against any of the Collateral.

         Section 5. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Grantor represents, warrants and covenants as follows:

                  (1) Such Grantor will notify the Secured Party immediately in writing of any change in its name, its jurisdiction of formation or its address.

                  (2) Such Grantor is the legal and beneficial owner of the Collateral pledged by it free and clear of any Lien except for the security interest created by this Agreement, the Prior Lien and the Subordinate Lien. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office except in respect of this Agreement, the Prior Lien or the Subordinate Lien.

                  (3) Such Grantor is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its organization; has the corporate power and authority to own its assets and to transact its business and enter into this Agreement, and is duly qualified and in good standing under the laws of each jurisdiction in which qualification is required.

                  (4) The execution and performance by such Grantor of this Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of such corporation; (b) contravene such corporation's charter or bylaws; (c) violate any provision of any law, rule, or regulation; or (d) result in a breach of or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected.

                  (5) This Agreement is the legal, valid, and binding obligation of such Grantor, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor's rights generally.

                  (6) Except for the filing of appropriate financing statements under the Uniform Commercial Code, and the recordation of this Agreement in the United States Copyright Office and the United States Patent and Trademark Office and any similar offices in any foreign countries, no consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (a) for the grant by such Grantor of the assignment and security interest granted hereby or for the execution, delivery, or performance of this Agreement by such Grantor; (b) for the perfection or maintenance of the assignment, and security interest created hereby (including the priority of such assignment and security interest); or (c) for the exercise by the Secured Party of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

                  (7) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

                  (8) Such Grantor shall not pledge, sell, assign, transfer, create or suffer to exist any security interest in or other lien or encumbrance on any part of the Collateral to anyone other than the Secured Party, California Trade and Commerce Agency in respect of the Prior Lienor, subject to the terms of the Lien Subordination Agreement, the Subordinate Lienholder in respect of the Subordinate Lien, without Secured Party's prior written consent. Such Grantor hereby agrees to defend the same against any and all persons whatsoever.

         Section 6. FURTHER ASSURANCES.

                  (1) Each Grantor, at its sole expense, will take any and all actions as may be necessary or appropriate to facilitate the perfection and preservation of the security interest granted herein, or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

                  (2) Each Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of any Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (3) Each Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

                  (4) Each Grantor, upon acquiring or organizing a Subsidiary, shall cause such Subsidiary to execute and deliver to the Secured Party a Guaranty Agreement in substantially the same form executed by other Grantors and an agreement to become bound as a Grantor under this Agreement. "Subsidiary" shall mean any corporation or other entity of which stock or other interest having ordinary power to elect a majority of the board of directors (or other governing body) of such entity (regardless of whether or not at the time stock or interests of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by a Grantor or by one or more Subsidiaries.

         Section 7. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Each Grantor hereby irrevocably appoints the Secured Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement.

         Section 8. THE SECURED PARTY'S DUTIES. The powers conferred on the Secured Party hereunder are solely to protect the Holders' interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. Except for the safe custody of any Collateral in his possession and the accounting for moneys actually received by him hereunder, the Secured Party shall have no duty as to any Collateral, as to ascertaining or taking action with respect to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in their possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

         Section  9.  EVENTS OF  DEFAULT.  It shall be an event of  default  (an
"Event of Default") hereunder if any Event of Default under the Debentures occurs and is continuing.

         Section 10. REMEDIES. If any Event of Default shall have occurred and be continuing, the Secured Party may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral), and also may (a) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is convenient to the parties and (b) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party' offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to each applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned. All proceeds of the sale or other disposition of all or any portion of the Collateral shall be applied FIRST, to the payment of the reasonable fees, costs and expenses of or from time to time incurred by the

Secured Party of the type described in clauses (b) and (c) of Section 11(2) hereof, including, without limitation, reasonable fees and expenses of counsel and any agents or experts, SECOND, to the payment, pro rata by outstanding principal amount of each Debenture, of all Obligations until paid in full, and THIRD, the remainder if any to the applicable Grantor or such other person or persons lawfully entitled thereto.

         Section 11. INDEMNITY AND EXPENSES.

                  (1) Each Grantor agrees to indemnify the Secured Party and the Holders from and against any and all reasonable claims, losses, and liabilities (including, without limitation, reasonable attorney fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, or liabilities resulting from the gross negligence or willful misconduct of the Holders or Secured Party.

                  (2) Each Grantor will upon demand pay the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel and of any experts and agents, which the Holders or Secured Party may incur in connection with (a) the preparation and administration of this Agreement, the Debentures and the Subsidiary Guaranty; (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; (c) the exercise or enforcement of any of the rights of the Holders or Secured Party hereunder; or (d) the failure by any Grantor to perform or observe any of the provisions hereof.

                  (3) Each Holder agrees to protect, defend, indemnify and hold harmless the Secured Party from all liabilities, costs, damages or expenses (including without limitation legal fees and expenses) arising out of or in connection with his acts or omissions of any kind in his capacity as Secured Party, unless caused by the gross negligence or willful misconduct of the Secured Party.

         Section 12. AMENDMENTS; ETC. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by any Grantor here from, shall in any event be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 13. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be given in accordance with the provisions of
Section 10 of the Debentures, mailed or transmitted or delivered to the address for each such party set forth above or, as to either party, at such other address as shall be designated by such party in a written notice to the other party.

         Section 14. WAIVER OF RIGHTS. Each Grantor waives the right to assert against any of the Holders or Secured Party or other holder any defense, counterclaim or set-off which it could assert against such person in any action brought by such person upon any Grantor's obligations hereunder.

         Section 15. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE DEBENTURES. This Agreement shall create a continuing security interest in the Collateral and shall: (1) remain in full force and effect until the sooner to occur of (a) the payment and performance in full of the Obligations and all other amounts payable under this Agreement, the Debentures and the Subsidiary Guaranty or (b) the conversion of all the Debentures; (2) be binding upon each Grantor, its successors and assigns; and (3) inure to the benefit of, and be enforceable by, the Secured Party and Holders and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (3) the Secured Party and Holders may assign or otherwise transfer all or any portion of their rights and Obligations to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the respective Secured Party or Holder therein or otherwise. Upon the payment and performance in full of the Obligations and all other amounts payable under this Agreement and the Debentures, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination, the Secured Party will, at the Grantors' expense, execute and deliver to the Grantors such documents as the Grantor shall reasonably request to evidence such termination.

         Section 16. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified herein (or as otherwise noticed to the other party). Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of FORUM NON CONVENIENS. Each party also waives any right to trial by jury.

         Section 17. SUBMISSION TO JURISDICTION. Each Grantor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any State court sitting in New York County for purposes of all legal proceedings which may arise hereunder or under the Debenture. Each Grantor irrevocably waives to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court, and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and trial by jury. Each Grantor hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to its address specified above or in any other manner permitted by law.

THE SECURED  PARTY AND THE  GRANTORS  HEREBY  WAIVE TRIAL BY JURY IN ANY ACTION,
PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. NO OFFICER OF THE SECURED PARTY HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

Section 18. ACTION BY SECURED PARTY. The Secured Party shall provide prompt notice of any material action under this Agreement to the Holders.






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                                       9

         IN WITNESS WHEREOF, the Grantors and the Secured Party have caused this Agreement to be duly executed and delivered by their respective duly authorized representatives as of the date first above written.

THE GRANTORS:

                                            TEGAL CORPORATION


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            Address:

                                            Tegal Corporation
                                            2201 South McDowell Boulevard
                                            Petaluma, California 94954
                                            Attention:  President
                                            Fax Number:  (707) 765-9311
                                            Email:  mparodi@tegal.com

                                            with a copy to:

                                            Latham & Watkins LLP
                                            505 Montgomery Street, Suite 1900
                                            San Francisco, California 94111
                                            Attention:  Taitt Sato, Esq.
                                            Fax Number:  (415) 395-8095
                                            Email:  taitt.sato@lw.com


                                            SPUTTERED FILMS, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            Address:

                                            Sputtered Films, Inc.
                                            320 Nopal Street
                                            Santa Barbara, California 93103



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



                                            TEGAL GERMANY

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            Address:

                                            c/o Tegal Corporation
                                            2201 South McDowell Boulevard
                                            Petaluma, California 94954
                                            Attention:  President
                                            Fax Number:  (707) 765-9311
                                            Email:  mparodi@tegal.com



                                            TEGAL JAPAN, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            Address:

                                            c/o Tegal Corporation
                                            2201 South McDowell Boulevard
                                            Petaluma, California 94954
                                            Attention:  President
                                            Fax Number:  (707) 765-9311
                                            Email:  mparodi@tegal.com


                                            TEGAL ITALY, SRL

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            Address:

                                            c/o Tegal Corporation
                                            2201 South McDowell Boulevard
                                            Petaluma, California 94954
                                            Attention:  President
                                            Fax Number:  (707) 765-9311
                                            Email:  mparodi@tegal.com

                                            In each case with a copy to:

                                            Latham & Watkins LLP
                                            505 Montgomery Street, Suite 1900
                                            San Francisco, California 94111
                                            Attention:  Taitt Sato, Esq.
                                            Fax Number:  (415) 395-8095
                                            Email:  taitt.sato@lw.com

THE SECURED PARTY:


-----------------------
Orin Hirschman

ACKNOWLEDGEMENT PAGE
SECURITY AGREEMENT
TEGAL CORPORATION
_______, 2003


         The undersigned Holder hereby acknowledges the execution of this Agreement by Orin Hirschman as the collateral agent of the Holders, consents to the terms hereof and agrees to be bound by Section 11(3) hereof.



                                                        [                     ]





                                                        By:
                                                           ---------------------
                                                        Name:
                                                        Title:
                                                        Address:

                                                        Fax:
                                                        Email:

EXHIBIT A

[Schedule all patents (by number), patent applications (by number), trademarks, URL's, copyrights, etc.]

EXHIBIT B


                      FORM OF LIEN SUBORDINATION AGREEMENT